Exhibit 99.2

MID-CON ENERGY PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014	4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2014	5

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013	6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

Introduction

The following unaudited pro forma condensed consolidated financial statements reflect the historical financial statements of Mid-Con Energy Partners, LP (the “Partnership”) adjusted on a pro forma basis to give effect to the August 5, 2014 acquisition by the Partnership’s wholly owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Properties”) of an oil property (the “Acquired Property”) located in Creek County, Oklahoma and also to the February 28, 2014 acquisition by Mid-Con Properties of oil properties located in Cimarron, Love and Texas Counties, Oklahoma and Potter County, Texas (the “February 2014 Properties”), both from Mid-Con Energy III, LLC (“Mid-Con Energy III”), an affiliate of the Partnership.

The Partnership completed its acquisition of the Acquired Property for a purchase price of approximately $56.5 million, subject to customary post-closing purchase price adjustments (collectively, the “Acquisition”). The effective date of the Acquisition was August 5, 2014. The Partnership and Mid-Con Properties paid the purchase price with (i) approximately $4.5 million in cash, financed through borrowings under the Partnership’s revolving credit facility, and (ii) the issuance of 2,214,659 common units representing limited partner interests in the Partnership (“Common Units”), having an approximate value of $52.0 million. The value of the Common Units issued as partial consideration for the Acquisition was based on the trailing ten day volume weighted average price of the Common Units which approximated the fair value of the units issued as consideration on the closing date of the transaction.

On February 28, 2014, the Partnership completed an acquisition from Mid-Con Energy III of the February 2014 Properties. The combined purchase price for these properties was approximately $41.0 million. The Partnership paid the aggregate purchase price with (i) approximately $7.0 million in cash, financed through borrowings under the Partnership’s revolving credit facility, and (ii) the issuance of 1,500,000 limited partner units representing limited partner interests in the Partnership, having an approximate value of $34.0 million. The value of the limited partner units issued as partial consideration for the acquisition was based on a 2.5% discount to the trailing twenty day volume weighted average price of the limited partner units which approximated the fair value of the units issued as consideration on the closing date of the transaction.

The unaudited pro forma condensed consolidated balance sheet of the Partnership at June 30, 2014 has been prepared giving effect to the Acquired Property as if the acquisition had occurred on January 1, 2014. The historical numbers on the pro forma condensed consolidated balance sheet already include the February 2014 Properties. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 has been prepared giving effect to the acquisition of the Acquired Property and the February 2014 Properties as if the acquisitions had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 has been prepared giving effect to the acquisition of the Acquired Property and February 2014 Properties as if the acquisitions had occurred on January 1, 2013.

The pro forma adjustments to the unaudited historical condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportive, give appropriate effect to the impact of the events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma condensed consolidated financial statements of the Partnership are not necessarily indicative of the results that would have occurred if the Partnership had completed the acquisitions of the Acquired Property and the February 2014 Properties on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2014

(In thousands, except number of units)

(Unaudited)

	Company	Pro Forma
	Historical	Adjustments		Pro Forma
CURRENT ASSETS:
Cash & cash equivalents	$1,840	$—		$1,840
Accounts receivable:
Oil and gas sales	8,203	—		8,203
Other	75	—		75
Prepaids and other	392	—		392

Total current assets	10,510	—		10,510

PROPERTY & EQUIPMENT:
Oil & gas properties, successful efforts method:
Proved properties	281,926	57,074	(a)(b)	339,000
Accumulated depletion, depreciation and amortization	(44,483)	—		(44,483)

Total property and equipment, net	237,443	57,074		294,517

OTHER ASSETS	841	—		841

Total assets	$248,794	$57,074		$305,868

CURRENT LIABILITIES
Accounts payable
Trade	$2,991	$—		$2,991
Related parties	5,497	—		5,497
Derivative financial instruments	5,372	—		5,372
Accrued liabilities	369	—		369

Total current liabilities	14,229	—		14,229

OTHER LONG-TERM LIABILITIES	115	—		115
LONG-TERM DEBT	139,000	4,500	(a)	143,500
ASSET RETIREMENT OBLIGATIONS	4,770	574	(b)	5,344
COMMITMENTS AND CONTINGENCIES EQUITY:
Partnership equity
General partner	1,438	—		1,438
Limited partners, 23,235,493 units issued and outstanding	89,242	52,000	(a)	141,242

Total equity	90,680	52,000		142,680

Total liabilities and equity	$248,794	$57,074		$305,868

See accompanying notes to pro forma financial statement

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2014

(In thousands, except per unit data)

(Unaudited)

		Acquired		February 2014
		Property		Properties
		Six Months		Two Months		Pro Forma Adjustments
	Company	Ended		Ended		Acquired		February 2014		Company
	Consolidated	June 30, 2014		Feb 28, 2014		Property		Properties		Pro Forma
Revenues:
Oil sales	$45,854	$6,575	(c)	$1,922	(c)	$—		$—		$54,351
Natural gas sales	288	90	(c)	—	(c)	—		—		378
Net settlements on derivatives	(2,993)	—		—		—		—		(2,993)
Loss on unsettled derivatives, net	(3,946)	—		—		—		—		(3,946)

Total revenues	39,203	6,665		1,922		—		—		47,790

Operating costs and expenses:
Lease operating expenses	11,287	854	(c)	820	(c)	—		—		12,961
Oil and gas production taxes	2,849	481	(c)	125	(c)	—		—		3,455
Depreciation, depletion and amortization	8,335	—		—		892	(d)	408	(d)	9,635
Accretion of discount on asset retirement obligations	111	—		—		12	(e)	2	(e)	125
General and administrative	9,356	—		—		—		—		9,356

Total operating costs and expenses	31,938	1,335		945		904		410		35,532

Income from operations	7,265	5,330		977		(904)		(410)		12,258

Other income (expense):
Interest income and other	4	—		—		—		—		4
Interest expense	(1,861)	—		—		(62	)(f)	(31	)(f)	(1,954)

Total other income (expense)	(1,857)	—		—		(62)		(31)		(1,950)

Net income	$5,408	$5,330		$977		$(966)		$(441)		$10,308

Computation of net income per limited partner unit:
General partner’s interest in net income	$93									$157

Limited partners’ interest in net income	$5,315									$10,151

Net income per limited partner unit:
Basic	$0.26									$0.44
Diluted	$0.26									$0.44
Weighted average limited partner units outstanding:
Common limited partner units (basic)	20,532									23,235
Common limited partner units (diluted)	20,557									23,260

See accompanying notes to pro forma financial statement

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2013

(In thousands, except per unit data)

(Unaudited)

						Pro Forma Adjustments
	Company	Acquired		February 2014		Acquired		February 2014		Company
	Consolidated	Property		Properties		Property		Properties		Pro Forma
Revenues:
Oil sales	$85,080	$9,837	(c)	$11,943	(c)	$—		$—		$106,860
Natural gas sales	656	118	(c)	—		—		—		774
Net settlements on derivatives	288	—		—		—		—		288
Loss on unsettled derivatives, net	(5,963)	—		—		—		—		(5,963)

Total revenues	80,061	9,955		11,943		—		—		101,959

Operating costs and expenses:
Lease operating expenses	16,366	2,160	(c)	3,884	(c)	—		—		22,410
Oil and gas production taxes	3,817	718	(c)	763	(c)	—		—		5,298
Impairment of proved oil and natural gas properties	1,578	—		—		—		—		1,578
Depreciation, depletion and amortization	14,421	—		—		1,333	(d)	3,231	(d)	18,985
Accretion of discount on asset retirement obligations	173	—		—		23	(e)	21	(e)	217
General and administrative	12,244	—		—		—		—		12,244

Total operating costs and expenses	48,599	2,878		4,647		1,356		3,252		60,732

Income from operations	31,462	7,077		7,296		(1,356)		(3,252)		41,227

Other income (expense):
Interest income and other	9	—		—		—		—		9
Interest expense	(3,282)	—		—		(123	)(f)	(191	)(f)	(3,596)

Total other income (expense)	(3,273)	—		—		(123)		(191)		(3,587)

Net income	$28,189	$7,077		$7,296		$(1,479)		$(3,443)		$37,640

Computation of net income per limited partner unit:
General partner’s interest in net income	$518									$581

Limited partners’ interest in net income	$27,671									$37,059

Net income per limited partner unit:
Basic	$1.44									$1.61
Diluted	$1.44									$1.61
Weighted average limited partner units outstanding:
Common limited partner units (basic)	19,234									22,949
Common limited partner units (diluted)	19,249									22,963

See accompanying notes to pro forma financial statement

Mid-Con Energy Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

See “Introduction” above for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

2.	Pro Forma Adjustments

(a)	These adjustments give effect to the Acquired Property for cash with funds provided by the Partnership’s credit facility and the issuance of the Partnership’s limited partner units.

(b)	These adjustments reflect the increase in the estimated asset retirement obligations associated with the Acquired Property.

(c)	The amounts reflect the adjustments necessary to recast the historical condensed consolidated statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 for the Acquired Property and the February 2014 Properties.

(d)	The pro forma depreciation, depletion and amortization expense has been adjusted to reflect additional expense for the Acquired Property and the February 2014 Properties. The pro forma depreciation, depletion and amortization expense for the Acquired Property and the February 2014 Properties was computed using the pro forma capitalized costs, pro forma production and estimated reserves.

(e)	The pro forma accretion has been adjusted to reflect additional accretion of asset retirement obligations associated with the Acquired Property and the February 2014 Properties.

(f)	The pro forma interest expense has been adjusted to reflect the estimated additional interest associated with the acquisitions of the Acquired Property and the February 2014 Properties from the funds provided by the Partnership’s credit facility.